Exhibit 4.3

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this “First Amendment”) dated as of this 20 day of July, 2022 (the “Effective Date”), by and between BXP Waltham Woods LLC, a Delaware limited liability company (“Landlord”) and LYRA THERAPEUTICS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated May 31, 2022 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 28,858 square feet of rentable floor area on the second (2nd) floor of the building (the “Building”) known as Waltham Weston Corporate Center and numbered 880 Winter Street, Waltham, Massachusetts (referred to in the Lease as the “Premises”), as described with greater particularity in the Lease.

WHEREAS the amount of the Security Deposit (as defined in the Lease) is misstated in the Section 9.19 of the Lease, and Landlord and Tenant desire to correct such scrivener's errors herein; and

WHEREAS, Landlord and Tenant are entering into this First Amendment to amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.

The reference to “One Million Four Hundred Fifty-Two Thousand Five Hundred Nineteen and 00/100 Dollars ($1,452,519.00)” in the first paragraph of Section 9.19 of the Lease is hereby deleted in its entirety and replaced with “One Million Eighty-Nine Thousand Three Hundred Eighty-Nine and 00/100 Dollars ($1,089,389.00)”.

2.

(A)Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Landlord relative to dealings by Tenant with brokers, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment; and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

3.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

4.	Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

5.	This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same document.

6.

The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signature Page Follows]

EXECUTED as of the date and year first above written.

LANDLORD:

BXP Waltham Woods LLC, a Delaware limited liability company

By:  BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its manager

By:  BOSTON PROPERTIES, Inc., a Delaware corporation, its general partner

By:  /s/ Patrick Mulvihill

Name:  Patrick Mulvihill

Title:  Senior Vice President, Leasing

TENANT:

Lyra Therapeutics, Inc., a Delaware corporation

By:	/s/ Maria Palasis
Name:	Maria Palasis
Title:	CEO

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